       1                      Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003

     SUPPLEMENT NO. 20 TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to less than 1 year ................... Float%

INITIAL FIXING DATE:          11/07/95

INITIAL PAYMENT DATE:         12/01/95

MATURITY DATE:                11/01/96

DAYCOUNT:                ACTUAL/360

INDEX:                        1 MONTH LIBOR + 0.05%

SOURCE:                       TELERATE PAGE 3750

RESET FREQUENCY:              MONTHLY

PAYMENT FREQUENCY:       MONTHLY

PAYMENT: MONTHLY, PAYS THE 1ST OR NEXT GOOD BUSINESS DAY OF EACH MONTH. COMMENCING 12/1/95.

INTEREST DETERMINATION:       MONTHLY RESET, PAID MONTHLY - SOURCE: TELERATE
                              P. 3750, 2 LONDON BUSINESS DAYS P/RIOR TO PERIOD
                              END DATES

REDEMPTION:                   NON-CALL LIFE

Date of Sale: 10/20/95

Redemption:

     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                              (as a percent of principal amount)
Repayment:

     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)